[LETTERHEAD OF BLANK ROME TENZER GREENBLATT LLP]



                                                   The Chrysler Building
                                                   405 Lexington Avenue
                                                   New York, New York 10174-0208
                                                   Phone: 212.885.5000
                                                   Fax: 212.885.5001








                                                                     May 2, 2001



Suprema Specialties, Inc.
510 East 35th Street
P.O. Box 280
Paterson, New Jersey  07543-0280


Gentlemen:

     You have requested our opinion with respect to the offering by you, Suprema Specialties, Inc., a New York corporation (the "Company"), of (i) up to 500,000 shares of the Company's common stock, $.01 par value, (the "98 Plan Shares") issuable upon exercise of options granted or available for grant under the Company's 1998 Stock Option Plan (the "98 Plan") and (ii) up to 500,000 shares of the Company's common stock (the "99 Plan Shares") issuable upon exercise of options granted or available for grant under the Company's 1999 Stock Incentive Plan (the "99 Plan") pursuant to a registration statement (the "Registration Statement") on Form S-8 to be filed with the Securities and Exchange Commission.

     We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

     Based upon the foregoing, it is our opinion that the 98 Plan Shares and the 99 Plan Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the 98 Plan or the 99 Plan, as the case may be, will be validly issued, fully paid and nonassessable.


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BLANK ROME TENZER GREENBLATT LLP


Suprema Specialties, Inc.
May 2, 2001
Page 2


     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933 or the General Rules and Regulations promulgated thereunder.

                                                 Very truly yours,



                                        /s/ Blank Rome Tenzer Greenblatt LLP

                                          BLANK ROME TENZER GREENBLATT LLP